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Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

AMENDMENT TO RESEARCH AND LICENSE AGREEMENT

        WHEREAS, Trustees of Boston University of Massachusetts, a non-profit corporation with offices at 715 Albany Street, 560, Boston, Massachusetts (hereinafter referred to as "UNIVERSITY") and NitroMed, Inc., a Delaware corporation with its principle office at 12 Oak Park Drive, Bedford, Massachusetts 01730 (hereinafter referred to as "NITROMED") for certain SPONSORED RESEARCH PROGRAMS to be sponsored by NITROMED and performed by UNIVERSITY as set forth in the Research and License Agreement between Trustees of Boston University and NitroMed, Inc. effective June 1, 1993 (hereinafter referred to as "AGREEMENT").

        WHEREAS, NITROMED desires to sponsor and UNIVERSITY desires to perform an additional SPONSORED RESEARCH PROGRAM as described in the attached Exhibit A.

        WHEREAS, NITROMED and UNIVERSITY mutually desire to amend the AGREEMENT to reflect the additional SPONSORED RESEARCH PROGRAM to be sponsored by NITROMED and performed by UNIVERSITY.

        WHEREAS, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the UNIVERSITY and NITROMED hereby agree to amend the AGREEMENT as follows:

  1.
  Add the RESEARCH PROPOSAL entitled "S-Nitrosothials in the Metabolism and Action of Exogenous Nitric Oxide Donors" which is attached hereto as Exhibit A and which shall be a duly authorized SPONSORED RESEARCH PROGRAM as that term is defined in the AGREEMENT.

  2.
  NITROMED shall fund the research described in Exhibit A in accordance with the budget attached hereto as Exhibit B.

        Except as specifically provided herein, the AGREEMENT as originally executed subject to any prior amendments is hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

By:	/s/ MICHAEL D. LOBERG	By:	/s/ JOSEPH BARABINO
Name:	Michael D. Loberg	Name:	Joseph Barabino
Title:	CEO	Title:	Director of Research Administration
Date:	12/2/02	Date:	12/3/02

S-Nitrosothiols in the Metabolism and Action of Exogenous Nitric Oxide Donors

Exhibit A

        I would like to propose the following experiments that address identifying the potential S-nitrosothiol intermediate(s) involved in nitrate metabolism. All experiments will be performed using HepG2or G3 cells and rat liver (either following intravenous infusion or isolated perfusion of the liver with the nitrate compound of interest). In each case, cells will be exposed to isosorbide mononitrate or a nitrated NSAID (SINOD).

  1.
  Determine S-nitrosoproteins in hepatocyte or liver lysates using the Snyder method (Jaffrey et al., Nature Cell Biol 2001;3:193-197).

  2.
  Determine low-molecular-weight S-nitrosothiols using a modified Snyder approach, ascorbate-dependent release of NO detected by DAF (in hepatocyte experiments), and HPLC of resulting thiols. The same experiments will be performed in the presence of a copper chelator to increase the steady-state concentrations of RSNOs (in hepatocytes and in rats; in the latter, in liver lysates and in plasma).

  3.
  Inhibit PDI with antisense ODNs (in hepatocyte experiments) to determine role of this cell-surface enzyme pool on export of intracellular low-molecular-weight RSNOs; this approach should also boost the intracellular concentration of these RSNOs to facilitate their detection and identification.

  4.
  Deplete intracellular thiol pools with buthionine sulfoximine and determine the consequences of this depletion on mononitrate metabolism to bioactive NO.

  5.
  Use mass spectroscopy to determine the hepatocyte/liver RSNO pools, separating lysates in the presence of a copper chelator by FPLC/HPLC. These experiments would be performed with Catherine Costello, the Director of our mass spec facility here. (She has performed this type of analysis for me in the past.)

S-Nitrosothiols in the Metabolism and Action of Exogenous Nitric Oxide Donors

EXHIBIT B

Budget

Salary	$	[**	]
Fringe	$	[**	]
Supplies	$	[**	]
Total DC	$	[**	]
IDC @ 25%	$	[**	]
TOTAL	$	[**	]

AMENDMENT 2 TO RESEARCH AND LICENSE AGREEMENT

        WHEREAS, Trustees of Boston University of Massachusetts, a non-profit corporation with offices at 715 Albany Street, 560, Boston, Massachusetts (hereinafter referred to as "UNIVERSITY") and NitroMed, Inc., a Delaware corporation with its principle office at 125 Spring Street, Lexington, Massachusetts 02421 (hereinafter referred to as "NITROMED") for certain SPONSORED RESEARCH PROGRAMS to be sponsored by NITROMED and performed by UNIVERSITY as set forth in the Research and License Agreement between Trustees of Boston University and NitroMed, Inc. effective June 1, 1993 (hereinafter referred to as "AGREEMENT").

        WHEREAS, NITROMED desires to sponsor and UNIVERSITY desires to perform an additional SPONSORED RESEARCH PROGRAM as described in the attached Exhibit A.

        WHEREAS, NITROMED and UNIVERSITY mutually desire to amend the AGREEMENT to reflect the additional SPONSORED RESEARCH PROGRAM to be sponsored by NITROMED and performed by UNIVERSITY.

        WHEREAS, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the UNIVERSITY and NITROMED hereby agree to amend the AGREEMENT as follows:

  1.
  Add the RESEARCH PROPOSAL entitled "Assessment of the Antioxidant Potential of NO Donors and Hydralazine" which is attached hereto as Exhibit A and which shall be a duly authorized SPONSORED RESEARCH PROGRAM as that term is defined in the AGREEMENT.

  2.
  NITROMED shall fund the research described in Exhibit A in accordance with the budget attached hereto as Exhibit B.

        Except as specifically provided herein, the AGREEMENT as originally executed subject to any prior amendments is hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

By:	/s/ L. GORDON LETTS	By:	/s/ JOSEPH BARABINO
Name:	L. Gordon Letts	Name:	Joseph Barabino
Title:	CSO & Senior VP R&D	Title:	Director, Office of Research Administration
Date:	1-31-2005	Date:	2/19/05

Exhibit A

Assessment of the Antioxidant Potential of NO Donors and Hydralazine

        The major goal of this research project is to provide insight into the molecular mode of action of BiDil, a combination comprising isosorbide dinitrate (ISDN) and hydralazine. Results from these investigations are expected to provide a better rationale for the observed clinical effectiveness of this drug in the setting of heart failure and thus aid in NitroMed's scientific development/marketing efforts during and after the launch. A key aspect addressed in previous studies with hydralazine has been its ability to prevent the development of nitrate tolerance and to act as an antioxidant. The latter forms the basis for the current working hypothesis that BiDil is particularly effective in African Americans because of a higher propensity/degree of oxidative stress in this compared to other ethnic groups.

        Based on the assumption that some if not all of the beneficial actions of hydralazine and ISDN on cardiac performance are due to an effect that is only observable under in vivo conditions, the majority of the studies will be performed in tissues sampled from experimental rodent models. These investigations will be complemented by a limited set of in vitro studies. Healthy male Wistar rats will serve as an initail screen to investigate the effects of ISDN and hydralazine, alone and in combination, on NO-related metabolites (S-nitrosothiol, N-nitrosamine and heme-nitrosyl species, as well as nitrite and nitrate; BiDil's NObonome) and a broad array of key antioxidant enzymes (e.g. SOD, catalase, GPx, GR, TrX), reactive oxygen species (e.g. hydrogen peroxide, superoxide) as well as biologically relevant oxidation products (e.g. isoprostanes, MDA, LPO, nitrotyrosine) and other biomarkers of oxidative stress such as cellular GSH/GSSG and Asc/DHA ratios. In addition, NO availability will be assessed by quantification of cGMP concentrations. Wherever possible, assays will be established in/adapted to the 96-well plate design to allow for high throughput, and transferred to NitroMed after study completion. All of the above measurements will be carried out in blood (plasma, RBCs) and select tissues (heart, aorta, vena cava, liver, kidney). The combined assessment of the drugs' NObonome and the profile of direct and indirect antioxidative effects should provide a powerful tool to evaluate the contributions of individual components to the overall biochemical/pharmacological effect of BiDil. In a second step the effects of ISDN, hydralazine and their combination on the above parameters will be investigated in select animal models of disease. Since heart failure as a consequence of hypertension appears to develop more frequently in African Americans than in other populations [**]

        The overall hypothesis of this project is that [**]. If this assumption is correct, the results of these studies [**]

Exhibit B

Budget

Title of Research Project:	Assessment of the Antioxidant Potential of NO Donors and Hydralazine
Study Period:	Jan 2, 2005 — Dec 30, 2005
Principal Investigator:	Martin Feelisch, PhD Professor of Medicine, Professor of Biochemistry Phone: 617-414-8150; e-mail: feelisch@bu.edu
Location:	Evans Biomedical Research Institute, X 128/129 Boston University School of Medicine 650 Albany Street, Boston, MA 02118
Budget Categories:	Equipment	$	[**	]
[**]
	Animals and husbandry	$	[**	]
Controls: [**]
Disease models: [**]
	Personnel	$	[**	]
[**]
	Chemicals and consumables	$	[**	]
[**]

Total Project Costs:		$	[**	]

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  Exhibit 10.1